Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Houston, TX — February 28, 2013 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $4,351,000 or $0.12 per diluted share, for the quarter ended December 31, 2012.  During the current quarter, the Company substantially completed its shutdown of an operation located in Delaware which it decided to curtail operating in the fourth quarter of 2011.  Net income from continuing operations attributable to Comfort Systems USA was $3,759,000 or $0.10 per diluted share for the current quarter.  Excluding the reduction in goodwill and other noncash items recorded in the fourth quarter of 2011, adjusted non-GAAP net income from continuing operations attributable to Comfort Systems USA was $4,321,000 or $0.12 per diluted share, for the quarter ended December 31, 2011.  The Company reported revenue from continuing operations of $315,870,000 in the current quarter.  On a same-store basis, the Company reported revenue from continuing operations of $308,544,000, as compared to $313,851,000 in 2011.  The Company also reported free cash flow of $24,840,000 in the current quarter, as compared to $49,537,000 in 2011.  Backlog from continuing operations as of December 31, 2012 was $617,951,000 as compared to $622,847,000 as of September 30, 2012 and $629,542,000 as of December 31, 2011.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “We experienced good cash flow and solid earnings in the fourth quarter and we are pleased to report increased profitability in 2012.  Activity levels in nonresidential building construction remain subdued, but we believe we are getting more than our proportionate share of the available market.  Service, repair and retrofit exceeded 50% of our 2012 revenue, and these activities continue to provide us with a majority of our earnings and cash flow as we prepare for a recovery in construction.”

The Company reported net income from continuing operations attributable to Comfort Systems USA for the year ended December 31, 2012 of $13,108,000 or $0.35 per diluted share.  Excluding the reduction in goodwill and other noncash items, adjusted non-GAAP net income from continuing operations attributable to Comfort Systems USA was $8,773,000 or $0.23 per diluted share for the year ended December 31, 2011.  The Company reported revenue from continuing operations of $1,331,185,000 in the current year.  On a same-store basis, the Company reported revenue from continuing operations of $1,258,054,000, as compared to $1,216,654,000 in 2011.  The Company also reported free cash flow of $19,834,000 in the current year, as compared to $21,731,000 in 2011.

Mr. Lane concluded, “During the last four years of declining markets we have continued to invest in our business through training, acquisitions and productivity improvement.  Although we expect 2013 results will be similar to recent years, we believe that underlying conditions now support a renewed commitment to growth, and that will be our focus in 2013 and beyond.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Friday, March 1, 2013 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-679-8035 and enter 34152352 as the passcode.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PAJUYYUPQ.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Friday, March 8, 2013 by calling 1-888-286-8010 with the conference passcode of 79663760, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 87 locations in 72 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Twelve Months Ended December 31, 2012 and 2011

(in thousands, except per share amounts)

	Three Months Ended
	December 31,				Twelve Months Ended
	(unaudited)				December 31,
	2012	%	2011	%	2012	%	2011	%
Revenue	$315,870	100.0%	$313,851	100.0%	$1,331,185	100.0%	$1,216,654	100.0%
Cost of services	260,797	82.6%	263,386	83.9%	1,123,564	84.4%	1,035,124	85.1%
Gross profit	55,073	17.4%	50,465	16.1%	207,621	15.6%	181,530	14.9%

SG&A	47,028	14.9%	43,574	13.9%	185,809	14.0%	167,053	13.7%
Goodwill impairment	—	—	2,220	0.7%	—	—	57,354	4.7%
Gain on sale of assets	(53)	—	(74)	—	(491)	—	(236)	—
Operating income (loss)	8,098	2.6%	4,745	1.5%	22,303	1.7%	(42,641)	(3.5)%

Interest expense, net	(361)	(0.1)%	(392)	(0.1)%	(1,571)	(0.1)%	(1,758)	(0.1)%
Changes in the fair value of contingent earn-out obligations	767	0.2%	(38)	—	662	—	5,528	0.5%
Other income	63	—	1,003	0.3%	145	—	934	0.1%

Income (loss) before income taxes	8,567	2.7%	5,318	1.7%	21,539	1.6%	(37,937)	(3.1)%
Income tax expense (benefit)	4,014		701		10,045		(5,463)
Income (loss) from continuing operations	4,553	1.4%	4,617	1.5%	11,494	0.9%	(32,474)	(2.7)%

Income (loss) from discontinued operations, net of income tax expense (benefit) of $175, $(1,394), $212, and $(2,709)	592		(2,532)		355		(4,018)

Net income (loss) including noncontrolling interests	5,145	1.6%	2,085	0.7%	11,849	0.9%	(36,492)	(3.0)%

Less: Net income (loss) attributable to noncontrolling interests	794		338		(1,614)		338

Net income (loss) attributable to Comfort Systems USA, Inc.	$4,351	1.4%	$1,747	0.6%	$13,463	1.0%	$(36,830)	(3.0)%

Income (loss) per share attributable to Comfort Systems USA, Inc.:
Basic-
Income (loss) from continuing operations	$0.10		$0.12		$0.35		$(0.88)
Income (loss) from discontinued operations	0.02		(0.07)		0.01		(0.11)
Net income (loss)	$0.12		$0.05		$0.36		$(0.99)

Diluted -
Income (loss) from continuing operations	$0.10		$0.12		$0.35		$(0.88)
Income (loss) from discontinued operations	0.02		(0.07)		0.01		(0.11)
Net income (loss)	$0.12		$0.05		$0.36		$(0.99)

Shares used in computing income (loss) per share:
Basic	37,070		37,069		37,112		37,389
Diluted	37,238		37,166		37,259		37,389

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — (Unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2012	%	2011	%	2012	%	2011	%
Net income (loss) from continuing operations attributable to Comfort Systems USA, Inc.	$3,759		$4,279		$13,108		$(32,812)
Goodwill impairment (after tax)	—		(81)		—		44,805
Changes in fair value of contingent earn-out obligations (after tax)	(688)		123		(597)		(5,276)
Tax valuation allowances (after tax)	—		—		—		2,056
Net income from continuing operations attributable to Comfort Systems USA, Inc. excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation allowances	$3,071	1.0%	$4,321	1.4%	$12,511	0.9%	$8,773	0.7%

Diluted income (loss) per share from continuing operations attributable to Comfort Systems USA, Inc.	$0.10		$0.12		$0.35		$(0.88)
Goodwill impairment	—		—		—		1.20
Changes in fair value of contingent earn-out obligations	(0.02)		—		(0.02)		(0.14)
Tax valuation allowances	—		—		—		0.05

Diluted income per share from continuing operations attributable to Comfort Systems USA, Inc. excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation allowances	$0.08		$0.12		$0.33		$0.23

Note 1:  Operating results from continuing operations attributable to Comfort Systems USA, Inc., excluding goodwill impairment, changes in fair value of contingent earn-out obligations and tax valuation allowances are presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2: Net income (loss) from continuing operations attributable to Comfort Systems USA, Inc. is income (loss) from continuing operations less net income (loss) attributable to noncontrolling interests.

Note 3:  The tax rate on these items was computed using the pro forma effective tax rate of the Company exclusive of these charges.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited):

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2012	%	2011	%	2012	%	2011	%
Net income (loss) including noncontrolling interests	$5,145		$2,085		$11,849		$(36,492)
Discontinued operations	(592)		2,532		(355)		4,018
Income taxes	4,014		701		10,045		(5,463)
Other expense (income), net	(63)		(1,003)		(145)		(934)
Changes in the fair value of contingent earn-out obligations	(767)		38		(662)		(5,528)
Interest expense, net	361		392		1,571		1,758
Gain on sale of assets	(53)		(74)		(491)		(236)
Goodwill impairment	—		2,220		—		57,354
Depreciation and amortization	5,140		5,283		20,569		18,982
Adjusted EBITDA	$13,185	4.2%	$12,174	3.9%	$42,381	3.2%	$33,459	2.8%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income (loss) including noncontrolling interests, excluding discontinued operations, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2012	2011

Cash and cash equivalents	$40,757	$51,237
Accounts receivable, net	256,959	260,145
Costs and estimated earnings in excess of billings	26,204	26,602
Assets related to discontinued operations	1,582	11,407
Other current assets	47,051	41,159
Total current assets	372,553	390,550
Property and equipment, net	41,416	41,693
Goodwill	114,588	107,093
Identifiable intangible assets, net	44,515	48,349
Other noncurrent assets	7,682	6,295
Total assets	$580,754	$593,980

Current maturities of long-term debt	$300	$300
Current maturities of notes to former owners	—	332
Accounts payable	100,641	111,683
Billings in excess of costs and estimated earnings	73,814	70,635
Liabilities related to discontinued operations	767	4,257
Other current liabilities	93,065	93,577
Total current liabilities	268,587	280,784
Long-term debt, net of current maturities	2,100	2,400
Notes to former owners, net of current maturities	5,000	12,349
Other long-term liabilities	17,761	15,341
Total liabilities	293,448	310,874
Comfort Systems USA, Inc. stockholders’ equity	270,405	264,591
Noncontrolling interests	16,901	18,515
Total stockholders’ equity	287,306	283,106
Total liabilities and stockholders’ equity	$580,754	$593,980

Selected Cash Flow Data (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(unaudited)
	2012	2011	2012	2011

Cash provided by (used in):
Operating activities	$27,078	$51,645	$30,510	$29,680
Investing activities	$(2,195)	$(29,417)	$(23,168)	$(35,750)
Financing activities	$(19,791)	$(14,683)	$(17,822)	$(29,039)

Free cash flow:
Cash from operating activities	$27,078	$51,645	$30,510	$29,680
Purchases of property and equipment	(2,377)	(2,214)	(11,782)	(8,666)
Proceeds from sales of property and equipment	139	106	1,106	717

Free cash flow	$24,840	$49,537	$19,834	$21,731

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to the acquisition of businesses less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.